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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the following registration statements of Lyondell Petrochemical Company, Post-Effective Amendment No. 4 to Registration Statement on Form S-8 (No. 33-26867), Registration Statement on Form S-8 (No. 33-31564), Registration Statement on Form S-8 (No. 33-32683), Registration Statement on Form S-8 (No. 33-60785) and Registration Statement on Form S-8 (No. 333-05399) of our report dated February 16, 1998, except as to the information presented in Note 18, for which the date is March 20, 1998, on our audit of the financial statements of Equistar Chemicals, LP as of December 31, 1997 and for the period from December 1, 1997 (inception) to December 31, 1997, which report is included in this Annual Report on Form 10-K.



Coopers & Lybrand L.L.P.                           Price Waterhouse LLP
Houston, Texas                                     Morristown, New Jersey
March 25, 1998                                     March 25, 1998
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          Lyondell Petrochemical Company 401(k) and Savings Plan
          Lyondell Restricted Stock Plan - VSP/MVSP
333-05399 Lyondell Restricted Stock Plan for Non-Employee Directors
          LTIP
          Incentive Stock Option Plan for Employees